DIRECT SUCCESS LLC #3
Operating Agreement – Banjo Minnow
This Operating Agreement (this “Agreement”) is entered into as of this 16 day of August 2002, by and between the parties hereto.

Explanatory Statement

The parties hereto have agreed to organize and operate a limited liability company in accordance with the terms and subject to the conditions set forth in this Agreement,

NOW THEREFORE, for good and valuable consideration, the parties, intending legally to bebound, agree as follows:

Section I
Defined Terms

The following capitalized terms shall have the meaning specified in this Section1. Other terms are defined in the text of this Agreement; and, throughout this Agreement, those terms shall have the meanings respectively ascribed to them.

“Act” means the Delaware Limited Liability Company Act, as amended from time to time.

“Adjusted Capital Account Deficit” means, with respect to any Member, the deficit balance, if any, in the Member’s capital Account as of the end of the relevant taxable year, after giving effect to the following adjustments:

(i) The deficit shall be decreased by the amounts which the Member is obligated to restore pursuant to Section 4.4.2, or is deemed obligated to restore pursuant to Regulation Sections 1.704-1(b)(2)(ii)(c), 1.704-2(g)(1) and 1.704-2(i)(5); and

(ii) The deficit shall be increased by the items described in Regulation Section 1.704-1(b)(2)(ii)(d)(4),(5), and (6).

“Adjusted Capital Balance” means, as of any day, a Member’s total capital Contributions less all amounts actually distributed to the Member pursuant to Sections 4.2.3.4.1 and 4.4 hereof. If any interest is transferred in accordance with the terms of this Agreement, the transferee shall succeed to the Adjusted Capital Balance of the transferor to the extent the Adjusted capital Balance relates to the Interest transferred.

“Agreement” means this Agreement, as amended from time to time.

“Capital Account” means this account maintained by the Company for each Member in accordance with the following provisions:

(i) a Member’s Capital Account shall be credited with the Member’s Capital Contributions, the amount of any Company liabilities assumed by the Member (or which are secured by Company property distributed to the Member), the Member’s distributive share of Profit and any item in the nature of income or gain specially allocated to such Member pursuant to the provisions of Section IV (other than Section 4.3.3); and

(ii) a Member’s Capital Account shall be debited with the amount of money and the fair market value of any Company property distributed to the Member, the amount of any liabilities of the Member assumed by the Company (or which are secured by property contributed by the Member to the Company), the Member’s distributive share of Loss and any item in the nature of expenses or losses specially allocated to the Member pursuant to the provisions of Section IV (other than Section 4.3.3).

If any Interest is transferred pursuant to the terms of this Agreement, the transferee shall succeed to the Capital Account of the transferor to the extent the Capital Account is attributable to the transferred Interest. If the book value of Company property is adjusted pursuant to Section 4.3.3, the Capital Account of each Member shall be adjusted to reflect the aggregate adjustment in the same manner as if the Company had recognized gain or loss equal to the amount of such aggregate adjustment. It is intended that the Capital Accounts of all Members shall be maintained in compliance with the provisions of Regulation Section 1.704-1(b), and all provisions of this Agreement relating to the maintenance of Capital Accounts shall be interpreted and applied in a manner consistent with that Regulation.

“Capital Contribution” means the total amount of cash and the fair market value of any other assets contributed (or deemed contributed pursuant to Regulation Section 1.704-1(b)(2)(iv)(d)) to the Company by a Member.

“Capital Transaction” means any transaction not in the ordinary course of business (other than borrowing) which results in the Company’s receipt of cash or other consideration other than Capital Contributions, including, without limitation, proceeds of sales or exchanges or other dispositions of property, condemnations, recoveries of damage awards, and insurance proceeds.

“Cash Flow” means all cash funds derived from any source (including without limiting the foregoing Capital Contributions, borrowings and interest received on reserves) of the Company, without reduction for any non-cash charges, but less cash funds used to pay current operating expenses and to pay or establish reasonable reserves for future expenses, payments of principal and interest on outstanding debts, capital improvements and replacements, all as determined by the General Manager in its sole discretion. Cash flow shall not include Capital Proceeds but shall be increased by the reduction of any reserve previously established.

“Certificate” means the Certificate of Formation attached hereto as Exhibit B.

“Code” means the Internal Revenue code of 1986, as amended, or any corresponding provision of any succeeding law.

“Company” means the limited liability company formed in accordance with this Agreement.

“Direct Success” means Direct Success, Inc., a California corporation.

“Direct Success Capital Preference” means, at any point in time, the aggregate amount of cash (not other forms of property) Capital Contributions of Direct Success reduced by the aggregate amount of any Cash Flow or Capital Proceeds distributions made to Direct Success as of such point in time, but not below zero.

“General Manager” is the Person designated as such in Section V.

“Interest” means a Person’s share of the Profits and Losses of, and the right to receive distributions from, the Company.

“Involuntary Withdrawal” means, with respect to any Member, the occurrence of any of the events described in Section 18-801(b) of the Act unless otherwise provided in this Agreement.

“License” means the Manufacturing, Marketing and Distribution Agreement under negotiation by and between Direct Success LLC #3 and Banjo Buddies for the Banjo Minnow product.

“Member” means each Person signing this Agreement and any Person who subsequently is admitted as a Member of the Company.

“Member Loan Nonrecourse Deductions” means any Company deduction that would be Nonrecourse Deductions if they were not attributable to a loan made or guaranteed by a Member within the meaning of Regulation Section 1.704-2(i).

“Minimum Gain” has the meaning set forth in Regulation Section 1.704-2(d). Minimum Gain shall be computed separately for each Member in a manner consistent with the Regulations under Code Section 704(b).

“Negative Capital Account” means a Capital Account with a balance of less than zero.

“Nonrecourse Deductions” has the meaning set forth in Regulation Section 1.704-2(b)(1). The amount of Nonrecourse Deductions for a taxable year of the Company equals the net increase, if any in the amount of Minimum Gain during that taxable year, determined according to the provisions of Regulation Section 1.704-2(c).

“Nonrecourse Liability” means any liability of the Company with respect to which no Member or no Person related to a Member has personal liability determined in accordance with Code Section 752 and the Regulations promulgated thereunder.

“Percentage” means as to a Member, the percentage set forth after the Member’s name on Exhibit A, as amended from time to time.

“Person” means and includes any individual, corporation, partnership, association, limited liability company, trust, estate, or other entity.

“Positive Capital Account” means a Capital Account with a balance greater than zero.

“Profit” and “Loss” means, for each taxable year of the Company (or other period for which Profit or Loss must be computed) the Company’s taxable income or loss determined in accordance with Code Section 703(a), with the following adjustments:

(i) all items of income, gain, loss, deduction, or credit required to be stated separately pursuant to Code Section 703{a)(l) shall be included in computing taxable income or loss;

(ii) any tax-exempt income of the Company, not otherwise taken into account in computing Profit or Loss, shall be included in computing taxable income or loss;

(iii) any expenditures of the Company described in Code Section 705{a)(2){B) (or treated as such pursuant to Regulation Section 1.704-1(b)(2)(iv)(i) and not otherwise taken into account in Profit or Loss, shall be subtracted from Profit or Loss;

(iv) gain or loss resulting from any taxable disposition of Company property shall be computed by reference to the adjusted book value of the property disposed of, notwithstanding the fact that the adjusted book value differs from the adjusted basis of the property for federal income tax purposes;

(v) in lieu of the depreciation, amortization, or cost recovery deductions allowable in computing taxable income or loss, there shall be taken into account the depreciation computed based upon the adjusted book value of the asset; and

(vi) notwithstanding any other provision of this definition, any items which are specially allocated pursuant to Section 4.3 hereof shall not be taken into account in computing Profit or Loss.

"Regulation" means the income tax regulations, including any temporary regulations, from time to time promulgated under the Code.

"Secretary of State" means the Secretary of State of the State of Delaware.

"Transfer" means, when used as a noun, any voluntary sale, hypothecation, pledge, assignment, attachment or other transfer, and, when used as a verb, means, voluntarily to sell, hypothecate, pledge, assign or otherwise transfer.

"Voluntary Withdrawal" means a Member's dissociation with the Company by means other than by a Transfer or an Involuntary Withdrawal.

Section II
Formation and Name: Office: Purpose; Term

2.1 Organization. The parties have organized a limited liability company pursuant to the Act and the provisions of this Agreement and, for that purpose, have caused the Certificate to be executed and filed for record with the Secretary of State.

2.2 Name of the Company. The name of the Company shall be "Direct Success LLC #3." The Company may do business under that name and under any other name or names that the General Manager selects. If the Company does business under a name other than that set forth in its Certificate, then the Company shall file a trade name certificate as required by law.

2.3 Purposes. The purpose for which the Company is formed is to carry on any and all business, transactions and activities which may be deemed desirable by the General Manager, to the fullest extent empowered and permitted by law.

2.4 Term. The term of the Company shall begin upon the acceptance of the Certificate by the Secretary of State and shall continue perpetually, unless sooner terminated pursuant to Section VII of this Agreement.

2.5 Registered Office and Resident Agent The registered office of the Company in the State of Delaware shall be 15 East North Street in the City of Dover, County of Kent. The name of the Company's resident agent in the State of Delaware shall be Paracorp Incorporated.

2.6 Members. The name and Percentage of each Member are set forth on Exhibit A.

Section III
Members; Capital: Capital Accounts

3.1 Initial Capital Contributions; Profits Interest. Upon the execution of this Agreement, the Members shall contribute cash, other property or services to the Company as set forth on Exhibit A. The Interest of any Member in excess of such Member's proportionate share of the Capital Contributions made by all the Members shall be deemed to be a profits interest received in exchange for services rendered, or to be rendered, to or for the benefit of the Company.

3.2 No Other Capital Contributions. No Member shall be required to contribute any additional capital to the Company, and except as set forth in the Act, no Member shall have any personal liability for any obligations of the Company.

3.3 No Interest on Capital Contributions. Members shall not be paid interest on their Capital Contributions.

3.4 Return of Capital Contributions. Except as otherwise provided in this Agreement, no Member shall have the right to receive the return of any Capital Contribution.

3.5 Form of Return of Capital. If a Member is entitled to receive a return of a Capital Contribution, except as provided herein such Member shall not have the right to receive anything but cash in return of the Member's Capital Contribution.

3.6 Capital Accounts. A separate Capital Account shall be maintained for each Member.

3.7 Loans. Any Member may, at any time, make or cause a loan to be made to the Company in any amount and on those terms upon which the Company and the Member agree.

Section IV
Profit, Loss, and Distributions

4.1. Distributions of Cash Flow and Allocations of Profit or Loss Other Than From Capital Transactions.

4.1.1. Profit Other Than From a Capital Transaction.  After giving effect to the special allocations set forth in Section 4.3, for any taxable year of the Company, Profit (other than Profit resulting from a Capital Transaction, which Profit shall be allocated in accordance with the provisions of Sections 4.2) shall be allocated to the Members in proportion to their Percentages.

4.1.2. Loss Other Than From a Capital Transaction. After giving effect to the special allocations set forth in Section 4.3, for any taxable year of the Company, Loss (other than Loss resulting from a Capital Transaction, which Loss shall be allocated in accordance with the provisions of Sections 4.2) shall be allocated to the Members as follows:

4.1.2.1. First, if one or more Members have a Positive Capital Account, to those Members, in proportion to their Positive Capital Accounts, until all Positive Capital Accounts have been reduced to zero.

4.1.2.2. Thereafter, to the Members, in proportion to their Percentages.

4.1.3. Cash Flow. Cash Flow for each taxable year of the Company shall be distributed to the Members, no later than seventy-five (75) days after the end of the taxable year, as follows:

4.1.3.1. First to Direct Success to the extent of any unpaid Direct Success Capital Preference until such amount has been fully paid.

4.1.3.2. Thereafter, to the Members, in proportion to their Percentages.

4.2. Distributions of Capital Proceeds and Allocation of Profit or Loss from Capital Transactions.

4.2.1. Profit. After giving effect to the special allocations set forth in Section 4.3, Profit from a Capital Transaction shall be allocated as follows:

4.2.1.1. If one or more Members have a Negative Capital Account, to those Members, in proportion to their Negative Capital Accounts, until all of those Negative Capital Accounts have been reduced to zero.

4.2.1.2. Any Profit not allocated pursuant to Section 4.2.I.l shall be allocated to the Members in proportion to the amounts by which their Adjusted Capital Balances exceed their Capital Accounts, until their Capital Accounts equal their Adjusted Capital Balances.

4.2.1.3. Any Profit in excess of the foregoing allocations shall be allocated to the Members in proportion to their Percentages.

4.2.2. Loss.  After giving effect to the special allocations set forth in Section 4.3, Loss from a Capital Transaction shall be allocated as follows:

4.2.2.1. If one or more Members has a Positive Capital Account, to those Members, in proportion to their Positive Capital Accounts, until all Positive Capital Accounts have been reduced to zero.

4.2.2.2. Any Loss not allocated to reduce Positive Capital Accounts to zero pursuant to Section 4.2.2.1 shall be allocated to the Members in proportion to their Percentages.

4.2.3. Capital Proceeds. Capital Proceeds shall be distributed and applied by the Company in the following order and priority:

4.2.3.1. to the payment of aU expenses of the Company incident to the Capital Transaction; then

4.2.3.2. to the payment of debts and liabilities of the Company then due and outstanding (including all debts due to any Member); then

4.2.3.3. to the establishment of any reserves which the General Manager deems necessary for liabilities or obligations of the Company; then

4.2.3.4. the balance shall be distributed as follows in the order stated:

4.2.3.4.1. to Direct Success to the extent of any unpaid Direct Success Capital Preference until such amount has been fully paid;

4.2.3.4.2. to the Members in proportion to their Adjusted Capital Balances, until their remaining Adjusted Capital Balances have been paid in full;

4.2.3.4.3. if any Member has a Positive Capital Account after the distributions made pursuant to Sections 4.2.3.4.1 and 4.2.3.4.2 and before any further allocation of Profit pursuant to Section 4.2.1.4, to those Members in proportion to their Positive Capital Accounts; then

4.2.3.4.4. the balance, to the Members in proportion to their Percentages.

4.3. Regulatory Allocations.

4.3.1. Qualified Income Offset. No Member shall be allocated Losses or deductions if the allocation causes a Member to have an Adjusted Capital Account Deficit or increases such a deficit. If a Member receives (l) an allocation of Loss or deduction (or item there to or (2) any distribution, which causes the Member to have an Adjusted Capital Account Deficit at the end of any taxable year or increases such a deficit, then all items of income and gain of the Company (consisting of a pro rata portion of each item of Company income, including gross income and gain) for that taxable year shall be allocated to that Member, before any other allocation is made of Company items for that taxable year, in the amount and in proportions required to eliminate the deficit as quickly as possible. This Section 4.3.1 is intended to comply with, and shall be interpreted consistently with, the "qualified income offset" provisions of the Regulations promulgated under Code Section 704(b).

4.3.2. Minimum Gain Chargeback. Except as set forth in Regulation Section 1.704-2(f)(2), (3) and (4), if, during any taxable year, there is a net decrease in Minimum Gain, each Member, prior to any other allocation pursuant to this Section N, shall be specially allocated items of gross income and gain for such taxable year (and, if necessary, subsequent taxable years) in an amount equal to that Member's share of the net decrease of Minimum Gain, computed in accordance with Regulation Section 1.704-2(g). Allocations of gross income and gain pursuant to this Section 4.3.2 shall be made first from gain recognized from the disposition of Company assets subject to nonrecourse liabilities (within the meaning of the Regulations promulgated under Code Section 752), to the extent of the Minimum Gain attributable to those assets, and thereafter, from a pro rata portion of the Company's other items of income and gain for the taxable year. It is the intent of the parties hereto that any allocation pursuant to this Section 4.3.2 shall constitute a "minimum gain chargeback" under Regulation Section 1.704-2(f).

4.3.3. Contributed Property and Book-Ups. In accordance with Code Section 704(c) and the Regulations thereunder, as well as Regulation Section 1.704-l(b)(2)(iv)(d)(3), income, gain, loss, and deduction with respect to any property contributed (or deemed contributed) to the Company shall, solely for tax purposes, be allocated among the Members so as to take account of any variation between the adjusted basis of the property to the Company for federal income tax purposes and its fair market value at the date of contribution (or deemed contribution). If the adjusted book value of any Company asset is adjusted as provided herein, subsequent allocations of income, gain, loss, and deduction with respect to the asset shall take account of any variation between the adjusted basis of the asset for federal income tax purposes and its adjusted book value in the manner required under Code Section 704(c) and the Regulations thereunder.

4.3.4. Code Section 754 Adjustment. To the extent an adjustment to the tax basis of any Company asset pursuant to Code Section 734(b) is required, pursuant to Regulation Section 1.704-1 (b)(2)(iv)(m), to be taken into account in determining Capital Accounts, the amount of the adjustment to the Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases basis), and the gain or loss shall be specially allocated to the Members in a manner consistent with the manner in which their Capital Accounts are required to be adjusted pursuant to that Section of the Regulations.

4.3.5. Nonrecourse Deductions. Nonrecourse Deductions for a taxable year or other period shall be specially allocated among the Members in proportion to their Percentages.

4.3.6. Member Loan Nonrecourse Deductions. Any Member Loan Nonrecourse Deduction for any taxable year or other period shall be specially allocated to the Member who bears the risk of loss with respect to the loan to which the Member Loan Nonrecourse Deduction is attributable in accordance with Regulation Section 1.704-2(b).

4.4.  Liquidation and Dissolution.

4.4.1. If the Company is liquidated, the assets of the Company shall be distributed to the Members in accordance with the balances in their respective Capital Accounts, after taking into account the allocations of Profit or Loss pursuant to Sections 4.1 or 4.2, if any, and distributions, if any, of cash or property pursuant to Sections 4.1.3 and 4.2.3.

4.4.2. No Member shall be obligated to restore a Negative Capital Account.

4.5. General.

4.5.1. Except as otherwise provided in this Agreement, the timing and amount of all distributions shall be determined by the General Manager.

4.5.2. If any assets of the Company are distributed in kind to the Members, those assets shall be valued on the basis of their fair market value, and any Member entitled to any interest in those assets shall receive that interest as a tenant-in cornmon with all other Members so entitled. The Profit or Loss for each unsold asset shall be determined as if the asset had been sold at its fair market value, and the Profit or Loss shall be allocated as provided in Section 4.2 and shall be properly credited or charged to the Capital Accounts of the Members prior to the distribution of the assets in liquidation pursuant to Section 4.4.

4.5.3. All Profit and Loss shall be allocated, and all distributions shall be made to the Persons shown on the records of the Company to have been Members as of the last day of the taxable year for which the allocation or distribution is to be made. Notwithstanding the foregoing, unless the Company's taxable year is separated into segments, if there is a Transfer or an Involuntary Withdrawal during the taxable year, the Profit and Loss shall be allocated between the original Member and the successor on the basis of the number of days each was a Member during the taxable year; provided, however, the Company's taxable year shall be segregated into two or more segments in order to account for Profit, Loss, or proceeds attributable to a Capital Transaction or to any other extraordinary non-recurring items of the Company.

4.5.4. The General Manager is hereby authorized to amend this Article IV to comply with the Code and the Regulations promulgated under Code Section 704(b); provided, however, that no amendment shall materially affect distributions to a Member without the Member's prior written consent.

Section V
Management: Rights, Powers, and Duties

5.1. Management.

5.1.1.  General Manager. The Company shall be managed by a General Manager, who may be, but need not be, a Member. Direct Success is hereby designated to serve as the initial General Manager.

5.1.2.  General Powers. The General Manager shall have full, exclusive, and complete discretion, power, and authority, subject in all cases to the other provisions of this Agreement and the requirements of applicable law, to manage, control, administer, and operate the business and affairs of the Company for the purposes herein stated, and to make all decisions affecting such business and affairs, including without limitation, for Company purposes, the power to:
5.1.2.1. acquire by purchase, lease, or otherwise, any real or personal property, tangible or intangible;

5.1.2.2. construct, operate, maintain, finance, and improve, and to own, sell, convey, assign, mortgage, or lease any real estate and any personal property;

5.1.2.3. sell, dispose, trade, or exchange Company assets in the ordinary course of the Company's business;

5.1.2.4. enter into agreements and contracts and to give receipts, releases, and discharges;

5.1.2.5. purchase liability and other insurance to protect the Company's properties and business;

5.1.2.6. borrow money for and on behalf of the Company, and, in connection therewith, execute and deliver instruments authorizing the confession of judgment against the Company;
5.1.2.7. execute or modify leases with respect to any part or all of the assets of the Company;

5.1.2.8. prepay, in whole or in part, refinance, amend, modify, or extend any mortgages or deeds of trust which may affect any asset of the Company and in connection therewith to execute for and on behalf of the Company any extensions, renewals, or modifications of such mortgages or deeds of trust;

5.1.2.9. execute any and all other instruments and documents which may be necessary or in the opinion of the General Manager desirable to carry out the intent and purpose of this Agreement, including, but not limited to, documents whose operation and effect extend beyond the term of the Company;

5.1.2.10. make any and all expenditures which the General Manager, in its sole discretion, deems necessary or appropriate in connection with the management of the affairs of the Company and the carrying out of its obligations and responsibilities under this Agreement, including, without limitation, all legal, accounting and other related expenses incurred connection with the organization and financing and operation of the Company;

5.1.2.11. enter into any kind of activity necessary to, in connection with, or incidental to, the accomplishment of the purposes of the Company; and

5.1.2.12. invest and reinvest Company reserves in short-term instruments or money market funds.

5.1.3. Extraordinary Transactions. Notwithstanding anything to the contrary in this Agreement, the General Manager shall not undertake any of the following without the approval of the Members:

5.1.3.1. any Capital Transaction pertaining to the License.

5.1.4. Limitation on Authority of Members.

5.1.4.1. No Member is an agent of the Company solely by virtue of being a Member, and no Member has authority to act for the Company solely by virtue of being a Member.

5.1.4.2. This Section 5.1 supersedes any authority granted to the Members pursuant to Section 18-702 of the Act. Any Member who takes any , action or binds the Company in violation of this Section 5.1 shall be solely responsible for any loss and expense incurred by the Company as a result of the unauthorized action and shall indemnify and hold the Company harmless with respect to the loss or expense.

5.1.4.3. Removal of General Manager  The Members, by affirmative vote of Members holding fifty-one percent (51%) or more of the Percentages then held by Members, at any time and from time to time and for any reason, may remove the General Manager then acting and elect a new General Manager.

5.2. Meetings of and Voting by Members.

5.2.1. A meeting of the Members may be called at any time by the General Manager or by those Members holding at least fifty-one percent (51%) of the Percentages then held by Members. Meetings of Members shall be held at the Company's principal place of business or at any other place within the continental United States designated by the Person calling the meeting. Not less than ten (10) nor more than ninety (90) days before each meeting, the Person calling the meeting shall give written notice of the meeting to each Member entitled to vote at the meeting. The notice shall state the time, place and purpose of the meeting. Notwithstanding the foregoing provisions, each Member who is entitled to notice waives notice if before or after the meeting the Member signs a waiver of the notice which is filed with the records of Members' meetings, or is present at the meeting in person or by proxy. Unless this Agreement provides otherwise, at a meeting of Members, the presence in person or by proxy of Members holding not less than fifty-one percent (51%) of the Percentages then held by Members constitutes a quorum. A Member may vote either in person or by written proxy signed by the Member or by his duly authorized attorney in fact.

5.2.2. Except as otherwise provided in this Agreement, the affirmative vote of Members holding fifty-one percent (5 1%) or more of the Percentages then held by Members Shall be required to approve any matter corning before the Members.

5.2.3. In lieu of holding a meeting, the Members may vote or otherwise take action by a written instrument indicating the consent of Members holding the requisite number of Percentages required for approval of an action.

5.3. Personal Services.

5.3.1. No Member shall be required to perform services for the Company solely by virtue of being a Member. Unless approved by the General Manager, no Member shall perform services for the Company or be entitled to compensation for services performed for the Company.

5.4. Duties of Parties.

5.4.1. The General Manager shall devote such time to the business and affairs of the Company as is necessary to carry out the General Manager's duties set forth in this Agreement.

5.4.2. Except as otherwise expressly provided in Section 5,4.3, nothing in this Agreement shall be deemed to restrict in any way the rights of any Member to conduct any other business or activity whatsoever, and the Member shall not be accountable to the Company or to any Member with respect to that business or activity even if the business or activity competes with the Company's business. The organization of the Company shall be without prejudice to their respective rights to maintain, expand or diversify such other interests and activities and to receive and enjoy profits or compensation therefrom. Each Member waives any rights the Member might otherwise have to share or participate in such other interests or activities of any other Member.

5.4.3. Each Member understands and acknowledges that the conduct of the Company's business may involve business dealings and undertakings with Members and Persons related to Members. In any of those cases, those dealings and undertakings shall be at arm's length and on commercially reasonable terms.

5.5. Liability and Indemnification.

5.5.1. The General Manager shall not be liable, responsible, or accountable, in damages or otherwise, to any Member or to the Company for any act performed by the General Manager within the scope of the authority conferred on the General Manager by this Agreement, except for fraud, dishonesty, or an intentional breach of this Agreement.

5.5.2. The Company hereby indemnifies the General Manager for any act performed by the General Manager within the scope of the authority conferred on the General Manager by this Agreement, except for fraud, dishonesty, or an intentional breach of this Agreement, provided however, that any indemnity under this Section shall be provided out of and to the extent of the assets of the Company only.

5.6. Power of Attorney.

5.6.1. Grant of Power. Each Member constitutes and appoints the General Manager as the Member's true and lawful attorney-ill-fact ("Attorney-in-Fact"), and in the Member's name, place and stead, to make, execute, sign, acknowledge, and file:

5.6.1.1. one or more certificates of formation;

5.6.1.2. all documents (including amendments to certificates of formation) which the Attorney-in-Fact deems appropriate to reflect any amendment, change, or modification of this Agreement;

5.6.1.3. any and all other certificates or other instruments required to be filed by the Company under the laws of the State of Delaware or of any other state or jurisdiction, including, without limitation, any certificate or other instruments necessary in order for the Company to continue to qualify as a limited liability company under the laws of the State of Delaware;

5.6.1.4. one or more fictitious or trade name certificates; and all documents which may be required to dissolve and terminate the Company and to cancel the Certificate.

5.6.2. Irrevocability. The foregoing power of attorney is irrevocable and is coupled with an interest, and, to the extent permitted by applicable law, shall survive the death or disability of a Member. It also shall survive the Transfer of an Interest, except that if the transferee is approved for admission as a Member, this power of attorney shall survive the delivery of the assignment for the sole purpose of enabling the Attorney-in-Fact to execute, acknowledge and file any documents needed to effectuate the substitution. Each Member shall be bound by any representations made by the Attorney-in-Fact acting in good faith pursuant to this power of attorney, and each Member hereby waives any and all defenses which may be available to contest, negate or disaffirm the action of the Attorney-in-Fact taken in good faith under this power of attorney.

Section VI
Transfer of Interests and Withdrawals of Members

6.1. Transfers.

6.1.1. No Member may Transfer all or any portion of the Member's Interest without the prior written consent of the General Manager, which consent shall specify the terms and conditions under which such Transfer shall be permitted to occur.

6.1.2. Each Member hereby acknowledges the reasonableness of the prohibition contained in this Section 6.1 in view of the purposes of the Company and the relationship of the Members. The Transfer of any Interests in violation of the prohibition contained in this Section 6.1 shall be deemed invalid, null and void., and of no force or effect.

6.2. Voluntary Withdrawal. No Member shall have the right or power to Voluntarily Withdraw from the Company.

6.3. Involuntary Withdrawal. Immediately upon the occurrence of an Involuntary Withdrawal, the successor of the withdrawing Member shall become a Member of the Company entitled to and subject to all of the rights and obligations of a Member under this Agreement only upon the unanimous consent of the Members.

Section VII
Dissolution, Liquidation, and Termination of the Company

7.1. Events of Dissolution. The Company shall be dissolved upon the approval of the Members.

7.2. Involuntary Withdrawals. The Company shall not be dissolved upon the occurrence of an Involuntary Withdrawal of a Member.

7.3. Procedure for Winding Up and Dissolution. If the Company is dissolved, the General Manager shall wind up its affairs. On winding up of the Company, the assets of the Company shall be distributed, first, to creditors of the Company, including Members who are creditors, in satisfaction of the liabilities of the Company, and then to the Members in accordance with Section 4.4.

7.4. Filing of Certificate of Cancellation. If the Company is dissolved, the General Manager shall promptly file a Certificate of Cancellation with the Secretary of State. If there is no General Manager, then the Certificate of Cancellation shall be filed by the remaining Members; if there are no remaining Members, the Certificate of Cancellation shall be filed by the last Person to be a Member; if there is neither a General Manager, remaining Members, or a Person who last was a Member, the Certificate of Cancellation shall be filed by the legal or personal representatives of the Person who last was a Member.

Section VIII
Books, Records, Accounting, and Tax Elections

8.1. Bank Accounts. All funds of the Company shall be deposited in a bank account or accounts maintained in the Company's name. The General Manager shall determine the institution or institutions at which the accounts will be opened and maintained, the types of accounts, and the Persons who will have authority with respect to the accounts and the funds therein,

8.2. Books and Records.

8.2.1. The General Manager shall keep or cause to be kept complete and accurate books and records of the Company and supporting documentation of the transactions with respect to the conduct of the Company's business. The records shall include, but not be limited to, complete and accurate information regarding the state of the business and financial condition of the Company, a copy of the Certificate and this Agreement and all amendments to the Certificate and this Agreement; a current list of the names and last mown business, residence, or mailing addresses of all Members; and the Company's federal, state or local tax returns.

8.2.2. The books and records shall be maintained in accordance with sound accounting practices and shall be available at the Company's principal office for examination by any Member or the Member's duly authorized representative at any and all reasonable times during normal business hours.

8.2.3. Each Member shall reimburse the Company for all costs and expenses incurred by the Company in connection with the Member's inspection and copying of the Company's books and records.

8.3. Annual Accounting Period. The annual accounting period of the Company shall be its taxable year. The Company's taxable year shall be selected by the General Manager, subject to the requirements and limitations of the Code.

8.4. Tax Information. Within seventy-five (75) days after the end of each taxable year of the Company, the General Manager shall cause to be sent to each Person who was a Member at any time during the taxable year then ended, that tax information concerning the Company which is necessary for preparing the Member's income tax returns for that year. At the request of any Member, and at the Member's expense, the General Manager shall cause an audit of the Company's books and records to be prepared by independent accountants for the period requested by the Member.

8.5. Tax Matters Partner. The General Manager shall be the Company's tax matters partner ("Tax Matters Partner"). The Tax Matters Partner shall have all powers and responsibilities provided in Code Section 6221, et seq. The Tax Matters Partner shall keep all Members informed of all notices from government taxing authorities which may come to the attention of the Tax Matters Partner. The Company shall pay and be responsible for all reasonable third-party costs and expenses incurred by the Tax Matters Partner in performing those duties. A Member shall be responsible for any costs incurred by the Member with respect to any tax audit or tax-related administrative or judicial proceeding against any Member, even though it relates to the Company. The Tax Matters Partner may not compromise any dispute with the Internal Revenue Service without the approval of the Members.

8.6. Tax Elections. The General Manager shall have the authority to make all Company elections permitted under the Code, including, without limitation, elections of methods of depreciation and an election under Code Section 754. The decision to make or not make an election shall be at the General Manager's sole and absolute discretion. The Company shall use the "traditional method" in allocating its Code Section 704(c) items among its Members.

8.7. Title to Company Property.

8.7.1. Except as provided in Section 8.7.2, all real and personal property acquired by the Company shall be acquired and held by the Company in its name.

8.7.2. The General Manager may direct that legal title to all or any portion of the Company's property be acquired or held in a name other than the Company’s name. Without limiting the foregoing, the General Manager may cause title to be acquired and held in its name or in the names of trustees, nominees, or straw parties for the Company. It is expressly understood and agreed that the manner of holding title to the Company's property (or any part thereof) is solely for the convenience of the Company, and all of that property shall be treated as Company property.

Section IX
General Provisions

9.1 Assurances. Each Member shall execute all such certificates and other documents and shall do all such filing, recording, publishing and other acts as the General Manager deems appropriate to comply with the requirements of law for the formation and operation of the Company and to comply with any laws, rules, and regulations relating to the acquisition, operation, or holding of the property of the Company.

9.2 Notifications. Any notice, demand, consent, election, offer, approval, request, or other communication (collectively a “notice") required or permitted under this Agreement must be in writing and either delivered personally or sent by certified or registered mail, postage prepaid, return receipt requested, or bye-mail or facsimile. Any notice to be given hereunder by the Company shall be given by the General Manager. A notice must be addressed to a Member at the Member's last known address on the records of the Company. A notice to the Company must be addressed to the Company's principal office. Any party may designate, by notice to all of the others, substitute addresses or addressees for notices; and, thereafter, notices are to be directed to those substitute addresses or addressees.

9.3 Specific Performance. The parties recognize that irreparable injury will result from a breach of any provision of this Agreement and that money damages will be inadequate to fully remedy the injury. Accordingly, in the event of a breach or threatened breach of one or more of the provisions of this Agreement, any party who may be injured (in addition to any other remedies which may be available to that party) shall be entitled to one or more preliminary or permanent orders (i) restraining and enjoining any act which would constitute a breach or (ii) compelling the performance of any obligation which, if not performed, would constitute a breach.

9.4 Complete Agreement. This Agreement constitutes the complete and exclusive statement of the agreement among the Members. It supersedes all prior written and oral statements, including any prior representation, statement, condition, or warranty. Except as expressly provided otherwise herein, this Agreement may not be amended without the written consent of all of the Members.

9.5 Applicable Law. All questions concerning the construction, validity, and interpretation of this Agreement and the performance of the obligations imposed by this Agreement shall be governed by the internal law, not the law of conflicts, of the State of Delaware.

9.6 Section Titles. The headings herein are inserted as a matter of convenience only, and do not define, limit, or describe the scope of this Agreement or the intent of the provisions hereof.

9.7 Binding Provisions. This Agreement is binding upon, and inures to the benefit of, the parties hereto and their respective heirs, executors, administrators, personal and legal representatives, successors, and permitted assigns.

9.8 Jurisdiction and Venue. Any suit involving any dispute or matter arising under this Agreement may only be brought in the United States District Court for the State of Delaware or any Delaware state court having jurisdiction over the subject matter of the dispute or matter. All Members hereby consent to the exercise of personal jurisdiction by any such court with respect to any such proceeding.

9.9 Terms. Common nouns and pronouns shall be deemed to refer to the masculine, feminine, neuter, singular and plural, as the identity of the Person may in the context require.

9.10 Separability of Provisions. Each provision of this Agreement shall be considered separable; and if, for any reason, any provision or provisions herein are determined to be invalid and contrary to any existing or future law, such invalidity shall not impair the operation of or affect those portions of this Agreement which are valid.

9.11 Counterparts; Facsimiles. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original and all of which, when taken together, constitute one and the same document. The signature of any party to any counterpart shall be deemed a signature to, and may be appended to, any other counterpart. This Agreement may be executed and delivered by electronic facsimile transmission with the same force and effect as if it were executed and delivered by the parties simultaneously in the presence of one another, and signatures on a facsimile copy hereof shall be deemed authorized original signatures.

9.12 Estoppel Certificate. Each Member shall, within ten (10) days after written request by any Member or the General Manager, deliver to the requesting Person a certificate stating, to the Member's knowledge, that: (a) this Agreement is in full force and effect; (b) this Agreement has not been modified except by any instrument or instruments identified in the certificate; and (c) there is no default hereunder by the requesting Person, or if there is a default, the nature and extent thereof. If the certificate is not received within that ten (10) day period, the General Manager shall execute and deliver the certificate on behalf of !be requested Member, without qualification, pursuant to the power of attorney granted in Section 5.6.

IN WITNESS WHEREOF, the parties have executed, or caused this Agreement to be executed, under seal, as of the date set forth hereinabove.
DIRECT SUCCESS, INC.

By: /s/ Tony Kerry
Name: Tony Kerry
Title: Chief Executive Officer

BUENA VISTA INFOMERCIALS, INC.
By:
Name: Jarred DeGray
Title: President